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                                                                   EXHIBIT 10.40






                             DATED 29 JANUARY 1999




                                  THE VENDORS

                                      and

                           NEXTERA ENTERPRISES, INC.



                              TAX DEED OF COVENANT


          relating to the sale and purchase of the whole of the issued share capital of The Alexander Corporation Limited








                              LINKLATERS & PAINES
                                One Silk Street
                                London EC2Y 8HQ

                            Tel: (+44) 171 456 2000


                                    Ref: SNP

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TAX DEED OF COVENANT


     THIS TAX DEED OF COVENANT is made on 29 January 1999 BETWEEN:

     (1) THE SEVERAL PERSONS named in the Schedule (the "VENDORS" which expression shall include the legal person representative of any such persons); and

     (2) NEXTERA ENTERPRISES, INC. whose registered office is at One Cranberry Hill, Lexington, MA, United States of America (the "PURCHASER").

     WHEREAS this Deed is entered into pursuant to the provisions of an Agreement dated 29 January 1999 and made between the Vendors (1) and the Purchaser (2) under which the Purchaser agreed to purchase and the Vendors agreed to sell the entire issued share capital of The Alexander Corporation Limited (the "AGREEMENT").

     IT IS AGREED as follows:

1    INTERPRETATION

     In this Deed, including the Schedule, the headings shall not affect its interpretation and:

1.1 subject to Clause 1.2, words and expressions defined in the Agreement shall have the same meaning wherever used in this Deed;

1.2  the following expressions bear the following meanings namely:

     "CLAIM" includes any liability to make a payment of Taxation and any notice, demand, assessment, letter or other document issued by the Inland Revenue or any other statutory, governmental, state, provincial or local governmental authority, body or official whosoever (whether of the United Kingdom or elsewhere in the world) indicating that the Purchaser or the Company is or may be placed or sought to be placed under a liability to make a payment of Taxation or deprived of or denied any Relief or repayment of Taxation;

     "CORPORATION TAX" has the meaning given to that term in Section 6 ICTA;

     "COVENANTORS" means the Vendors;

     "ICTA" means the income and Corporation Taxes Act 1988;

     "REGULATIONS" means The Corporation Tax (Instalment Payments) (Large Companies) Regulations 1998;

     "RELIEF" includes any relief, loss, allowance, exemption, set-off, deduction or credit in computing or against profits or Taxation;

     "TAX REFUND" has the meaning given to that term in Section 102 of the Finance Act 1989, as amended by the Regulations;

     "TRANSACTION" includes any transaction, circumstance, act, event or omission of whatever nature and includes, without limitation, any change in the residence of any person for the purposes of any Taxation and any change in accounting reference date;

     "VENDORS' REPRESENTATIVE" means Graham Alexander or other person notified in accordance with the Agreement;

1.3 references to "TAXATION" comprise all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies, in each case whether of the United Kingdom or elsewhere in the world whenever imposed and whether


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        chargeable directly or primarily against or attributable directly or primarily to the Company or any other person and all penalties, charges, costs and interest relating thereto provided that references to Taxation shall not extend to stamp duty or general or water or business rates or penalties or interest in respect thereof;

1.4 references to "profits" include income, profits or gains (including capital gains) of any description or from any source and references to profits earned, accrued or received include profits deemed to have been or treated as earned, accrued or received for Taxation purposes;

1.5     references to "Taxation" shall include:

        1.5.1 the loss or non-availability of, reduction in the amount of, or setting off against profits or against a Taxation liability of, any Relief to the extent that such Relief has been taken into account in, or in computing a provision for Taxation in, the Completion Accounts;

        1.5.2 the cancellation of, loss of, non-availability of, reduction in the amount of, or setting off against any Taxation liability of, a right to repayment of Taxation to the extent that such right has been taken into account in, or in computing a provision for Taxation in, the Completion Accounts; and

        1.5.3 the setting off against profits or against a Taxation liability (in either case in respect of which but for such setting off the Company would have had a liability to pay Taxation in respect of which a claim could have been made under this Deed) of any Relief which is not available before Completion but arises in respect of a Transaction or Transactions occurring after Completion;

        and the amount of the Taxation shall in such cases be deemed to be equal to (i) (in the case of a repayment) the amount of the repayment which would otherwise have been obtained or (ii) (in the case of a Relief) the amount of Taxation which would have been saved by the Relief but for such loss, non-availability, reduction or set-off, assuming such Taxation to be payable at the average rate (weighted on a time basis) appropriate to the earliest period in respect of which Taxation becomes payable which would not have been payable if the said Relief had not been lost, reduced or set off or, as the case may be, had been available. For the purposes of this Clause 1.5, any right to payment from any non-United Kingdom Taxation authority of any non-United Kingdom withholding tax or tax credit, which payment has been assumed to be available in computing the Completion Accounts, shall be assumed to be or become non-available if, and to the extent that, such receivable remains unpaid on the date falling twelve months following Completion, without prejudice to the rights of the Covenantors under Clause 9 of this Deed but with no requirement for the Purchaser to give the notice to the Covenantors referred to in that Clause and provided that the Company has made reasonable endeavours to obtain such repayment;

1.6 references to specific provisions in United Kingdom Taxation legislation, regulations or other binding requirements or to United Kingdom Taxation or accountancy concepts shall, where relevant, also be taken to apply to the equivalent or most nearly equivalent non-United Kingdom legislation, regulations, requirements or concepts;

1.7 references to "Inheritance Tax" shall be deemed to include references to Capital Transfer Tax;

1.8 references to the "Purchaser" shall, where the benefit of this Deed has been assigned under Clause 12.3 of the Agreement, mean the person or persons for the time being entitled to the benefit of this Deed.


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  2 COVENANT

2.1 Subject as hereinafter provided, the Covenantors hereby jointly and severally agree with and undertake to the Purchaser to pay to the Purchaser, or to the Company at the Purchaser's direction, on the due date for payment an amount equal to:

    2.1.1 any liability to Taxation of the Company:

          (i) in respect of or arising from any Transaction effected or deemed to have been effected on or before Completion;

          (ii) by reference to any profits earned, accrued or received on or before Completion; or

          (iii) as a result of any underpayment of any installment of Corporation Tax pursuant to the Regulations prior to Completion;

    2.1.2

          (i) any liability of the Company to repay in whole or in part any payment for group relief, payment for the surrender of surplus advance corporation tax or payment for the surrender of any Tax Refund received pursuant to any agreement or arrangement entered into on or before Completion; or

          (ii) any payment which the Company fails to obtain for group relief, for the surrender of surplus advance corporation tax or for the surrender of any Tax Refund which was taken into account as an asset in the Completion Accounts;

    2.1.3 any liability of the Company to make a payment by way of reimburse-ment, recharge, indemnity, damages (whether for breach of contract or arising in tort) or management charge connected in any way with
          Taxation:

          (i) in respect of or arising from any Transaction effected or deemed to have been effected on or before Completion; or

          (ii) by reference to any profits earned, accrued or received on or before Completion:

   2.1.4 any depletion in or reduction in value of the assets or increase in the liabilities of the Purchaser and the Company as a result of any Inheritance Tax which:

          (i) is at Completion a charge on any of the shares of assets of the Company or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company; or

          (ii) after Completion becomes a charge on any of the shares or assets of the Company or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company being a liability in respect of inheritance Tax payable as a result of the death of any person within seven years after a transfer of value (or a deemed transfer of value) if a charge on or power to sell, mortgage or charge any such shares or assets existed at Completion or would, if the death had occurred immediately before Completion and the inheritance Tax payable as a result thereof had not been paid, have existed at Completion; or

          (iii) arises as a result of a transfer of value occurring on or before Completion (whether or not in conjunction with the death of any person whenever occurring) which increased or decreased the value of the estate of the Company;


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
2.1.5 any Taxation for which the Company becomes liable by virtue of the operation of sections 767A, 767AA and 767B ICTA where the "taxpayer company" (as referred to in section 767A(1)(a) ICTA) or the "transferred company" (as referred to in section 767AA(1)(a) ICTA) is at, or was at any time prior to, Completion controlled by the Covenantors or any of them or by the Company or was under common control with the Company (defining "control" and "controlled" for the purposes of this clause 2.1.5 in accordance with section 767B ICTA);

2.1.6 any Taxation for which the Company becomes liable in consequence of the failure by:

      (i)   any company (other than the Company)

            (a) which has at any time (whether before or after Completion) been a member of a group (as defined from time to time for any Taxation purpose) of which the Company has at any time prior to Completion been a member; or

            (b) from which the Company has received or become entitled to receive on or before Completion in respect of shares in that other company any capital distribution (as defined in section 122(5)(b) of the Taxation of Chargeable Gains Act 1992); or

      (ii) any trustee of an employee share ownership trust (within the meaning of Schedule S to the Finance Act 1989) established by the Company before Completion or to which a sum has been paid by the Company before Completion; or

      (iii) any company (other than the Company) to pay Taxation in accordance with arrangements entered into pursuant to Section 36 of the Finance Act 1998; or

      (iv)  any other person;

      to discharge Taxation within a specified period or otherwise; PROVIDED THAT in the case of any other person this paragraph shall only apply insofar as such Taxation arises as a result of profits earned, accrued or received on or before Completion or a Transaction effected or deemed to have been effected on or before Completion:

2.1.7 any Taxation:

      (i) affecting the Company in respect of or arising from any Transaction or combination of or series of Transactions completed after Completion in pursuance of a legally binding obligation or an arrangement, in either case whether or not conditional, incurred or entered into on or before Completion outside the ordinary course of business of the Company; or

      (ii) affecting the Company in respect of or arising from any combination or series of Transactions which includes:

            (a) a Transaction outside the ordinary course of business of the Company effected before Completion; and

            (b) one or more Transactions effected after Completion which are either

                  (i)   in the ordinary course of business; or

                  (ii) effected in pursuance of a legally binding obligation or an arrangement, in either case incurred or entered into on or before Completion and in either case whether or not conditional; and

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      2.1.8 all reasonable costs and expenses (including the costs and expenses of taking any action under this Deed) incurred or payable by the Purchaser and the Company in connection with or in consequence of any matter for which a successful claim is made by the Purchaser under this Deed.

2.2 In determining for the purposes of this Deed whether a charge on or power to sell, mortgage or charge any of the shares or assets of the Company exists at any time the fact that any tax is not yet payable or may be paid by installments shall be disregarded and such tax shall be treated as becoming due and a charge or power to sell, mortgage or charge as arising on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises.

2.3 The provisions of Section 213 of the Inheritance Tax Act 1984 shall not apply to any payments failing to be made under this Deed.

2.4 Any payments made under this Deed shall be treated as an adjustment to the consideration paid by the Purchaser for the Shares under the terms of the Agreement.

  3   EXCLUSIONS

3.1   The Covenantors shall not be liable under this Deed:

      3.1.1 in respect of any Taxation to the extent that provision or reserve for such Taxation (other than provision for deferred Taxation) was made in the Completion Accounts or such Taxation or amount was otherwise taken into account in computing the Completion Accounts; or

      3.1.2 to the extent that such Taxation has been paid prior to Completion;
            or

      3.1.3 to the extent that such Taxation would not have arisen but for or is increased by any voluntary Transaction carried out by the Purchaser or the Company after Completion being an act which:

            (i) (if done by the Company) is done otherwise than in the ordinary course of the business of the Company as carried on at Completion;

            (ii) was not carried out pursuant to a legally binding obligation of the Company entered into prior to Completion;

            (iii) could reasonably have been avoided;

            (iv) the Purchaser or Company knew or ought reasonably to have known would give rise to such Taxation; and

            (v) was not carried out with the express approval in writing of the Covenantors; or

      3.1.4 to the extent that such Taxation arises or is increased as a consequence of any change in the accounting policy or practice adopted by the Company after Completion, except where such change was introduced, in the reasonable opinion of the Purchaser, in order properly to comply with any mandatory legal, regulatory financial reporting or other requirement in force on or prior to Completion; or

      3.1.5 to the extent that any Relief (other than a Relief taken into account in, or in computing a provision for Taxation in, the Completion Accounts) arising as a consequence of or by reference to any Transaction which occurred on or before Completion or in respect of a period ending on or before Completion is used to relieve or mitigate such Taxation; or




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        3.1.6   to the extent that such Taxation arises or is increased as a consequence of any change in the law (including subordinate legislation) or in the generally published interpretation or practice of the Inland Revenue or HM Customs & Excise (or any other Taxation authority) coming into force after Completion or to the extent that such Taxation arises or is increased by a change in any rate of Taxation after Completion; or

        3.1.7 to the extent that the liability would not have arisen, but for an act carried out by the Company prior to Completion at the express written request of the Purchaser outside the ordinary course of its normal business; or

        3.1.8 to the extent that such Taxation arises or is increased by any voluntary act of the Purchaser or the Company after Completion, other than an act carried out in the ordinary course of business, which has the result that any instalment of Corporation Tax paid prior to Completion pursuant to the Regulations is insufficient; or

        3.1.9 if notice under Clause 4 is not served in respect of the relevant claim within seven years of the end of the first accounting period of the Company in question ending after the Balance Sheet Date or (where the claim has not previously been settled, satisfied or withdrawn) proceedings in respect thereof have not been issued and served on the Covenantors within twelve
                (12) months of the date of such notice; or

        3.1.10 in the case of any Taxation within Clauses 2.1.1.(i), 2.1.3(i) and 2.1.7, to the extent that such Taxation arises in respect of actual profits earned by the Company after Completion (meaning, for the purposes of this Clause 3.1.10, notwithstanding Clause 1.4, (i) in the case of profits properly accounted for on a cash rather than an accruals basis, real profits actually received by the Company after Completion, or
                (ii) in the case of profits properly accounted for on an accruals rather than a cash basis, real profits actually accrued in its accounts after Completion and actually received by the Company, whether before or after Completion, as opposed, in the case of either (i) or (ii), to profits deemed to exist for any Taxation purpose) as a result of such Transaction of the Company; or

        3.1.11 to the extent that such Taxation liability arises as a result of the Company failing to submit the returns and computations required to be made by it or not submitting such returns and computations within the appropriate time limits or submitting such returns and computations otherwise than on a proper basis, in each case after Completion and otherwise than as a result of any default or failure of the Covenantors in carrying out, or in failing to carry out, their obligations under Clause 6.

3.1 The time limit within Clause 3.1.9 shall not apply to any claim which arises out of or in connection with, or is delayed as a result of fraud, or willful concealment by a Covenantor.

  4     CLAIMS

4.1 Without prejudice to the ability of the Purchaser to claim, if the Purchaser or the Company becomes aware after Completion of any Claim or circumstances which have given or are likely to give rise to a liability under this Deed, the Purchaser shall procure that notice thereof is given as soon as reasonably practicable (and in any event within ten (10) Business Days of any assessment to Taxation being received by the Company or Purchaser) to the Vendors' Representative in the manner hereinafter provided and as regards any such Claim the Purchaser shall itself or shall procure that the Company shall at the request of the Vendors' Representative take such action as he may reasonably request to avoid, dispute, resist, appeal, compromise or defend the Claim and any adjudication in respect thereof but subject as set out in Clause 4.2 and Clause 4.3 and subject to the Purchaser and the Company being indemnified and secured to their reasonable satisfaction by the Covenantors against all losses (including additional Taxation), costs, damages and expenses which may thereby be incurred.



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4.2  The Purchaser shall not and shall procure that the Company shall not, without the written consent of the Vendor's Representative, admit, compromise, settle, discharge or otherwise deal with any Claim PROVIDED THAT the Purchaser or the Company may do so without such consent if either
     (i) the Vendors' Representative delays unreasonably in giving any such request as is mentioned in Clause 4.1 above or (ii) the Covenantors fail to provide such Indemnification and security as is mentioned in Clause 4.1 above, and in either case the Purchaser or Company, as the case may be, has notified the Vendors' Representative of its intention to so deal with a Claim and has afforded the Vendors' Representative a period of ten (10) Business Days to respond.

4.3 Neither the Purchaser nor the Company shall be required to take any action which it reasonably considers will be unduly onerous or materially prejudicial to it.

4.4 The Purchaser shall take all reasonable steps to procure that the Vendors' Representative or the Covenantors' duly authorised agents are promptly provided with all material correspondence and documentation and information in the possession of the Company or the Purchaser's Group or its or their advisers relating to the relevant Claim as they reasonably require and the Vendors' Representative shall, and shall procure that the Covenantors' duly authorised agents shall, (i) treat all information and documents to which it or the Covenantors' duly authorised agents have access hereunder as confidential, (ii) not to disclose such information to any third party (except as required by law or by a Taxation authority or by the Covenantors' or the Company or professional advisers for the purposes specified in (iii) below) without the prior written consent of the Purchaser (which will not be unreasonably withheld or delayed) and (iii) use such information and records solely for the purposes of dealing with the relevant Claim.

5    DUE DATE FOR PAYMENT

     The due date for payment under Clause 2.1 shall be as follows:

5.1 where a liability of the Covenantors under Clause 2.1 arises from a liability of the Purchaser or the Company to make a payment of Taxation which has not at the date of the notice under Clause 4.1 been made:

     5.1.1 in relation either to (i) any liability to Taxation other than Corporation Tax or (ii) any liability to Corporation Tax for accounting periods and/or companies to which the Regulations do not apply, the date falling five (5) Business Days before the latest date on which that Taxation becomes payable to the relevant Taxation authority in order to avoid a liability to interest or penalties accruing; and

     5.1.2 in relation to any payment of Corporation Tax to which the Regulations do apply, each date (each a "Date") falling five (5) Business Days before each date on which an installment of Corporation Tax fails to be paid in accordance with the Regulations and, for the purposes of this Clause 5.1.2, the Covenantors shall be liable to pay to the Purchaser on each Date an appropriate proportion of the liability to Taxation, such proportion to be notified by the Purchaser to the Covenantors at least five (5) Business Days prior to each Date;

5.2  in the case of any loss, non-availability, reduction or setting off of a
     Relief:

     5.2.1 in relation either to (i) any liability to Taxation other than Corporation Tax or (ii) any liability to Corporation Tax for accounting periods and/or companies to which the Regulations do not apply, the date falling five (5) Business Days before the earliest date on which Taxation becomes payable to the relevant Taxation authority which would not have been payable had the Relief not been lost, unavailable, reduced or set-off; and

     5.2.2 in relation to any payment of Corporation Tax to which the Regulations do apply, each date (each a "Date") falling five (5) Business Days before each date on which an


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
               installment of Corporation Tax fails to be paid in accordance with the Regulations which would have been of a lesser amount had the Relief not been lost, unavailable, reduced or set-off and, for the purposes of this Clause 5.2.2, the Covenantors shall be liable to pay to the Purchaser on each Date an appropriate proportion of the increased liability to Taxation, such proportion to be notified by the Purchaser to the Covenantors at least five (5) Business Days prior to each Date;

5.3 in the case of the loss, reduction, setting off or non-availability of a repayment of Taxation, the later of the date falling five (5) Business Days after demand thereof by or on behalf of the Purchaser and the date the repayment of Taxation would have been obtained;

5.4 in any other case, including where any payment of Taxation has already been made, five (5) Business Days after service by the Purchaser of a notice containing a written demand in respect of the matter for which the Covenantors are liable, including in respect of any Taxation that has already been paid and is therefore not covered by Clause 5.1 or 5.2 above.

5.5 The due date for payment of any amount by the Purchaser or the Company to the Covenantors under this Deed shall be five (5) Business Days after service by the Covenantors of a notice containing a written demand in respect of the matter for which the Purchaser or the Company is liable.

5.6 Any payment due to be made by the Covenantors under this Deed shall carry interest from the due date for payment or, if the claim under this Deed arises from a payment which has been made before the date of the notice under Clause 4.1, the date such payment was made, until actual payment at the rate of one per cent above the Base Rate from time to time of Midland Bank PLC.

6    PRE-COMPLETION COMPUTATIONS


6.1 Subject to and in accordance with the provisions of this Clause 6, the Covenantors or their duly authorised agents shall, at the Covenantors' costs (to the extent that such costs is not specifically provided for in the Completion Accounts and has not been paid before Completion):


     6.1.1. prepare, submit and deal with (or procure the preparation and submission of) all computations and returns relating to Taxation; and

     6.1.2 prepare, submit and deal with (or procure the preparation and submission of) all claims, elections, surrenders, disclaimers, notices and consents for Taxation purposes;

     in respect of all accounting periods of the Company ending on or before Completion (the "PRE-COMPLETION ACCOUNTING PERIODS").

6.2 Subject to Clause 6.7 the Covenantors may make, for Pre-Completion Accounting Periods, only such claims, elections, surrenders, disclaimers, notices or consents in respect of the Company that have been assumed in the Completion Accounts to be made by the Company.

6.3 The Covenantors or their duly authorised agents shall deliver all tax documents relevant to the matters set out in Clause 6.1 above ("TAX DOCUMENTS") to the Purchaser for authorisation and signing prior to submission. The Covenantors hereby agree to the Company cancelling any existing authority held by any employee or agent of or adviser to the Covenantors to sign Tax Documents on behalf of the Company with effect from Completion. If a time limit applies in relation to any Tax Document, the Covenantors shall do everything reasonably within their power to ensure that the Purchaser receives the Tax Document no later than five (5) Business Days before the expiry of the time limit.



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6.4   The Covenantors shall procure that:

      6.4.1 the Purchaser is kept informed of the progress of all material matters relating to the Taxation affairs of the Company in relation to the Pre-Completion Accounting Periods;

      6.4.2 the Purchaser receives copies of all material written correspondence with any Taxation authority insofar as it is relevant to the matters referred to in Clause 6.1 above; and

      6.4.3 so far as reasonably practicable, the Purchaser is consulted fully in relation to the matters referred to in Clause 6.4.1 above and shall take into account any reasonable written comments of the Purchaser in relation thereto.

6.5 The Covenantors agree to use reasonable endeavors to ensure that the matters referred to in Clause 6.1 they are finalised as soon as reasonably practicable and that all Tax Documents are true and accurate in all respects and are not misleading.

6.6 The Purchaser shall procure that the Covenantors and their duly authorised agents are (on reasonable notice in writing to the Purchaser) afforded such reasonable access to the books, accounts, personnel and records of the Company and such other reasonable assistance as may be reasonably required to enable the Covenantors to discharge their obligations under this Clause 6.

6.7 Notwithstanding Clause 6.2, neither the Purchaser nor the Company shall be required to submit any claims, elections, surrenders, disclaimers, notices or consents in relation to any Relief referred to in Clause 1.5.3 and any agreement by the Purchaser or the Company shall be without prejudice to any liability of the Covenantors that may arise in respect of such Relief.

6.8 Neither the Purchaser nor the Company shall be required by this Clause 6 to take any action which it reasonably considers will be unduly onerous or materially prejudicial to it.

6.9   This Clause 6 shall operate without prejudice to the provisions of Clause
      4.

  7   STAMP DUTY

      The Covenantors hereby jointly and severally warrant to the Purchaser that all documents in existence prior to Completion forming part of the title to any asset of the Company at Completion or which the Company may wish to enforce or produce in evidence are duly stamped and have where appropriate been adjudicated. The Covenantors hereby jointly and severally agree that in the event of a breach of this warranty they shall pay to the Purchaser by way of liquidated damages an amount equal to any unpaid stamp duty and any interest or penalties payable in respect thereof.

  8   PURCHASER'S INDEMNITY

8.1 The Purchaser hereby covenants with the Covenantors to pay to the Covenantors an amount equivalent to any Taxation for which the Covenantors or any other person falling within Section 767A(2) ICTA become liable in respect of accounting periods of the Company commencing prior to Completion by virtue of the operation of Sections 767A, 767AA and 767B ICTA in circumstances where the "taxpayer company" (as referred to in Section 767A(1) ICTA) or the "transferred company" (as referred to in Section 767AA(1)(a) ICTA) is the Company except to the extent that the Taxation for which the Covenantors or other persons are liable:

      8.1.1 may be subject to a successful claim under the Agreement or this Deed by the Purchaser or could be the subject of any such claim, assuming that a claim was made in respect thereof; or

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
     8.1.2 has been the subject of a claim under the Agreement or this Deed by the Purchaser which has not been satisfied; or

     8.1.3 has been recovered under Section 767B(2) ICTA or any other relevant statutory provision (and the Covenantors shall procure that no such recovery is sought to the extent that payment is made hereunder); or

     8.1.4 arises or is increased as a consequence of any retrospective change in the law or in the generally published interpretation or practice of the Inland Revenue or HM Customs & Excise (or any other Taxation authority) coming into force after the date hereof or to the extent that such Taxation arises or is increased by a change in the rate of Taxation after the date hereof but with retrospective effect.

8.2 Any amount paid by the Purchaser to the Covenantors pursuant to this Clause 8 shall be paid by way of adjustment to the consideration paid by the Purchaser for the Shares under the terms of the Agreement.

8.3 Clauses 4 and 5 shall apply to the covenant contained in Clause 8.1 as they apply to the covenants contained in Clause 2, replacing references to the Covenantors by references to the Purchaser (and vice versa) and making any other necessary modifications.

8.4 Nothing in this Clause 8 shall require the Purchaser to pay more than once any sum referred to in Clause 8.1 to which more than one Covenantor or any other person falling within Section 767A(2) ICTA become liable.

  9  RECOVERY FROM THIRD PARTIES

     If the Covenantors have paid an amount in respect of Taxation under this Deed and the Company is immediately entitled at the due date for the making of that payment to recover from some other person any sum in respect of the Taxation which has resulted in that payment becoming due from the Covenantors, or at some subsequent date becomes entitled to make such recovery, then the Purchaser shall as soon as reasonably practicable notify the Covenantors of such entitlement and shall, if so requested by the Covenantors and subject to the Purchaser and the Company being indemnified and secured to their reasonable satisfaction by the Covenantors against all losses (including additional Taxation), costs, damages and expenses which may thereby be incurred, procure that the Company takes all reasonable steps to enforce that recovery (keeping the Covenantors informed of the progress of any action taken) and shall account to the Covenantors for the whole of any sum so recovered (including any interest or repayment supplement paid to the Purchaser or the Company on or in respect thereof) less any costs and expenses of recovery (including any Taxation) up to an amount not exceeding the amount of any payment previously made by the Covenantors in respect of the Taxation.

  10 SAVINGS

10.1 If the auditors for the time being of the Company shall certify in writing (at the request and expense of the Covenantors) to the Covenantors and the Purchaser that any liability for Taxation which has resulted in a payment having been made or becoming due from the Covenantors under this Deed has given rise to an actual saving (a "SAVING") of Taxation for the Company or the Purchaser's Group then the amount of the Saving obtained shall first be set-off against any payment then due from the Covenantors under this Deed or the Agreement or (to the extent of any excess that is not so set-off) the Purchaser shall procure that a refund shall be made to the Covenantors of any previous payment or payments made by the Covenantors under this Deed or the Agreement and not previously refunded under this Clause up to the amount of such excess and any balance shall be carried forward and set-off against any future payment or payments which become due from the Covenantors under this Deed or the Agreement.

10.2 For the purposes of this Clause 10 a person obtains a Saving if, as a result of the Taxation which results in a claim by the Purchaser hereunder, that person is relieved in whole or in part from a liability to make some other payment of Taxation which it would otherwise have been liable to make or obtains a right to repayment of Taxation which would not otherwise have been available.

10.3 The Purchaser shall not, and shall not be obliged to procure that the Company shall, utilise any Relief to create or maximise a Saving.

  11  WITHHOLDINGS AND DEDUCTIONS

11.1 All sums payable by the Covenantors to the Purchaser under this Deed shall be paid free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever save only as may be required by law. If any deductions or withholdings are required by law the Covenantors shall (except in the case of interest payable under Clause 5) be obliged to pay to the Purchaser such sum as will after such deduction or withholding has been made leave the Purchaser with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

11.2 If any Taxation authority charges to Taxation any sum paid to the Purchaser under this Deed (except in the case of interest payable under Clause 5 and ignoring any Reliefs available to the Purchaser) then the amount so payable shall be grossed up by such amount as will ensure that after payment of the Taxation so charged (or which would have been so charged if any Reliefs available to the Purchaser were ignored) there shall be left a sum equal to the amount that would otherwise by payable under this Deed.

11.3 If the Purchaser receives a credit for or refund of any Taxation payable by it or similar benefit by reason of any deduction or withholding for or on account of Taxation then, to the extent that the Purchaser is satisfied (acting in good faith) it can so do without prejudice to the retention of any credit or refund it receives, it shall reimburse to the Covenantors such part of such additional amounts paid to it pursuant Clause 11.1 above as the Purchaser certifies to the Covenantors will leave it (after such reimbursement) in no better and no worse position than it would have been if the Covenantors had not been required to make such deduction or withholding. Nothing in this Clause 11.3 shall oblige the Purchaser to disclose to the Covenantors, nor shall the Covenantors be entitled to inspect, any of the books and other records of the Purchaser not shall anything herein prevent the Purchaser from arranging its tax and commercial affairs in whatever manner it thinks fit and, in particular, the Purchaser shall not be under any obligation to claim credit or relief from or against its corporate profits or similar tax liability in respect of the amount of such deduction or withholding as aforesaid in priority to any other reliefs or credits available to it.

11.4 If any deduction or withholding is made from any payment as contemplated in Clause 11.1, the Covenantors shall supply to the Purchaser such official receipt, if any, or other evidence of payment to the relevant authority of the amount deducted or withheld and shall give all reasonable assistance to enable the Purchaser to receive a credit or refund or similar benefit by reason of the deduction or withholding as promptly as possible.

  12  EFFECT OF DISCHARGE OF CLAIM

      For the avoidance of doubt, the Covenantors shall remain liable in accordance with the terms of this Deed notwithstanding that any Taxation giving rise to a liability to make a payment under Clause 2 of this Deed is or has been discharged or suffered by the Company, whether before or after the date hereof and whether by payment or by the loss utilisation of any Relief or right to repayment of Taxation.

13   EFFECT OF WAIVER, RELEASE, ETC.

      Any liability to a party hereunder may in whole or in part be released, compounded or compromised or time or indulgence given by the party to which it is owed in its absolute discretion as regards any of the parties under such liability without in any way prejudicing or affecting its rights against any other or others of the parties under the same or a like liability whether joint and several or otherwise.

14    MISCELLANEOUS

      The provisions of Clause 12 of the Agreement (Other Provisions) shall apply mutatis mutandis to this Deed unless such provisions are otherwise provided for in this Deed.

15    ILLEGALITY

      If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

16    GOVERNING LAW

      This Deed shall be governed by and construed in accordance with English law and all the parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Deed.

17 The signature or sealing of this Deed by or on behalf of a party shall constitute an authority to the solicitors, or an agent or employee of the solicitors, acting for that party in connection with this Deed to deliver it as a deed on behalf of that party.

      In witness whereof this Deed has been duly executed as a deed the day and year first before written.


SIGNED as a DEED by
the said GRAHAM ALEXANDER               /s/ GRAHAM ALEXANDER
in the presence of:

NICOLA MAYO
One Silk Street
London, EC2Y 8HQ


SIGNED as a DEED by GRAHAM              /S/ GRAHAM ALEXANDER
ALEXANDER
for and on behalf of
CHARLES SHERNO
by power given under power of
attorney dated 25 January 1999
in the presence of:

NICOLA MAYO
One Silk Street
London, EC2Y 8HQ

    SIGNED as a DEED by GRAHAM
    ALEXANDER
    for and on behalf of
    ARTHUR MORGAN                       )
    by power given under power of       )  /s/ GRAHAM ALEXANDER
    attorney dated 20 January 1999      )
    in the presence of:


    Nicola Mayo
    One Silk Street
    London, EC2Y 8HQ.


    SIGNED as a DEED by GRAHAM
    ALEXANDER
    for and on behalf of
    PHILIP GOLDMAN                      )
    by power given under power of       )  /s/ GRAHAM ALEXANDER
    attorney dated 26 January 1999      )
    in the presence of:


    Nicola Mayo
    One Silk Street
    London, EC2Y 8HQ.


    SIGNED as a DEED by GRAHAM
    ALEXANDER
    for and on behalf of
    MICHAEL MANWARING                   )
    by power given under power of       )  /s/ GRAHAM ALEXANDER
    attorney dated 25 January 1999      )
    in the presence of:


    Nicola Mayo
    One Silk Street
    London, EC2Y 8HQ.


    SIGNED as a DEED by GRAHAM
    ALEXANDER
    for and on behalf of
    RON HYAMS                           )
    by power given under power of       )  /s/ GRAHAM ALEXANDER
    attorney dated 15 January 1999      )
    in the presence of:


    Nicola Mayo
    One Silk Street
    London, EC2Y 8HQ.

    SIGNED as a DEED by GRAHAM
    ALEXANDER
    for and on behalf of
    VICTOR HARRIS                       )
    by power given under power of       )  /s/ GRAHAM ALEXANDER
    attorney dated 27 January 1999      )
    in the presence of:


    Nicola Mayo
    One Silk Street
    London, EC2Y 8HQ.


    SIGNED as a DEED by GRAHAM
    ALEXANDER
    for and on behalf of
    PAUL BATES                          )
    by power given under power of       )  /s/ GRAHAM ALEXANDER
    attorney dated 17 January 1999      )
    in the presence of:


    Nicola Mayo
    One Silk Street
    London, EC2Y 8HQ.

    SIGNED by NEXTERA                   )
    ENTERPRISES INC. by MICHAEL         )  /s/ MICHAEL MULDOWNEY
MULDOWNEY, Chief Financial Officer      )


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
SCHEDULE - VENDORS

    NAME OF VENDOR              ADDRESS

    Graham Alexander            200A West End Lane
                                London NW5 1SG

    Charles Sherno              2 Lakeside
                                Spencer House
                                Hampstead
                                London NW3

    Arthur Morgan               Bovingdon
                                Marlow Common
                                Buckinghamshire SL7 2QR

    Philip Goldman              25 Baxendale
                                Whetstone
                                London N20 OEB

    Michael Manwaring           7 Highgate West Hill
                                London N6 4YE

    Ron Hyams                   37 Ornan Road
                                London NW3 4QD

    Victor Harris               18 Viga Road
                                Winchmore Hill
                                London N21 H1J

    Paul Bates                  56 Coopers Close
                                London E1 4BD





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